UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      December 6, 2005

Bank of Granite Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630
(Address of Principal Executive Offices) (Zip Code)
(828) 496-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	3

Signatures	4

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On December 6, 2005, Mrs. Leila N. Erwin agreed to serve as a member of the Board of Directors (the “Board”) of Bank of Granite Corporation (the “Company”). Mrs. Erwin was appointed to fill a newly created vacancy on the Board, which resulted from a recent increase in Board size from eight to nine directors. Mrs. Erwin’s term will commence on December 6, 2005 and will expire at the next Annual Meeting of Stockholders or when her successor has been elected and qualified. Mrs. Erwin has not been appointed or designated to serve on any committee of the Company’s Board, and no determination has been made as to whether Mrs. Erwin will be appointed to any such committee.
There are no arrangements or understandings between Mrs. Erwin and any other person relating to her election as a director of the Company. Mrs. Erwin does not have any relationships and has not entered into any transactions that would be reportable under Item 404(a) of Regulation S-K.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation

December 12, 2005	By:	/s/ Kirby A. Tyndall

Kirby A. Tyndall Secretary, Treasurer and Chief Financial Officer

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